SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Ancona Mining Corporation
(Exact name of Registrant as specified in its charter.)

Commission File number 000-33191

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

Ancona Mining Corporation
1035 Laurier Street West
Montreal, Quebec
Canada H3V 2L3

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of Ancona Mining Corporation, a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to change the name of the Company to VisualMED Clinical Solutions Corporation.

The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business of marketing and selling Integrated Clinical Management Systems for hospitals and hospital networks.

This information statement is being first sent to stockholders on or about October 28, 2004. The Company anticipates that the amendment will become effective on or about November 18, 2004, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on October 15, 2004 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had Twenty-six Million Five Hundred Fifty-five Thousand (26,555,000) shares of common issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer Company, 500 East Warm Springs, Suite 240, Las Vegas, Nevada 89119.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the Company and Form SC 14F1 containing the information required by Section 14(f) of the Securities Exchange Act of 1934 and regulation 14f-1 promulgated thereunder may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the Edgar Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change the name of the Company.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of October 15, 2004 persons owning more than 5% of the common stock of the Company:

	Name and Address of	Amount and nature	Percent of
Title of Class	Beneficial Owner	of Ownership[1]	class

Common Stock	VisualMed Clinical Systems	21,244,000	80.00%
	Corporation ("VCSC")	Direct
391, Laurier West
Montreal, Quebec, Canada
H2W 2K3

VCSC is a publicly traded company whose shares are traded on the Pink Sheets under the symbol VSMD. The 21,244,000 shares of common stock will be restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

The following sets forth as of October 15, 2004, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

			Amount and
	Name of		Nature of	Percent of
Title of Class	Beneficial Owner	Position with Company	Ownership	Class

Common Stock	Hugh Grenfal, Jr.	President, Principal Executive	-0-	0.00%
		Officer, Treasurer, Principal
		Financial Officer, and Director

Common Stock	Sergei Stetsenko	Secretary and Director	-0-	0.00%

Common Stock	Gerard Dab	Chairman, Chief Executive	-0-	0.00%
		Officer, Secretary and Director
		Nominee

Common Stock	Art Gelston M.D.	President, Chief Science Officer	-0-	0.00%
		and Director Nominee

Common Stock	Philippe Panzini	Director Nominee	-0-	0.00%

Common Stock	Louis J. Lombardo	Director Nominee	-0-	0.00%

Common Stock	Philippe Rainville	Treasurer, Principal Financial	-0-	0.00%
		Officer, Principal Accounting
		Officer Nominee

Common Stock	Jayne H. Kirby	VP Finance Nominee	-0-	0,00%

Common Stock	Barry Scharf	VP Operations Nominee	-0-	0.00%

Common Stock	Michel Maksud	VP Technology Nominee	-0-	0.00%

All current officers			-0-	0.00%
and directors as a
group (2 persons)

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that it would be in the best interest of the Company to change the name of the Company from Ancona Mining Corporation to VisualMED Clinical Solutions Corporation to reflect its change in business from mining exploration to that of marketing and selling Integrated Clinical Management.

Reasons for the Proposal

After completing its public offering and listing its common stock for trading on the Bulletin Board operated by the National Association of Securities Dealers, Inc., the Company engaged in mining exploration without success.

Thereafter, Hugh Grenfal, Jr. and Sergei Stetsenko, controlling shareholders of the Company, were approached, through third parties who were interested in acquiring control of a public company for the purpose of transferring certain assests thereto. Messrs. Grenfal and Stetsenko received $50,000 for all of their shares of common stock which totaled 25,000,000 shares and transferred their shares to Capex Investments Limited. The transfer of shares took place on September 23, 2004.

Thereafter, the Company decided to change its name from Ancona Mining Corporation to VisualMED Clinical Solutions Corporation. in order to more correctly reflect the new business of the Company.

Vote Obtained

On October 15, 2004, VisualMed Clinical Systems Corporation executed a written consent approving the amendment to the Company's articles of incorporation to change the name of the Company to VisualMED Clinical Solutions Corporation.

Certain Matters Related to the Proposal

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

By Order of the Board of Directors

/s/ Gerard Dab
Gerard Dab
Chairman of the Board
Ancona Mining Corporation